Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
New River Pharmaceuticals Inc.:

We consent to the incorporation by reference in Registration Statement No. 333-121102 on Form S-8 and Registration Statement No. 333-138761 on Form S-3 of New River Pharmaceuticals Inc. and Subsidiary of our reports dated March 13, 2007, relating to the consolidated balance sheets of New River Pharmaceuticals Inc. and Subsidiary as of December 31, 2006 and January 1, 2006, and the related consolidated statements of operations, shareholders’ equity (deficit), and cash flows for each of the fiscal years ended December 31, 2006, January 1, 2006, and January 2, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 as listed in Item 9A, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 Annual Report on Form 10-K of New River Pharmaceuticals Inc. and Subsidiary.

Our report refers to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on January 2, 2006.

/s/KPMG LLP

McLean, Virginia
March 13, 2007